Exhibit 10.26

Ball Corporation

Directors Deposit Share Program

[GRAPHIC OMITTED]

Confidential

Table of Contents
1. 2.	Purpose Definitions	1 1
2.1 2.2 2.3 2.4 2.5 2.6 2.7 2.8 2.9 2.10 2.11 2.12 2.13 2.14 2.15	Award Date
Award Letter
Acquisition Period
Committee
Change in Control
Deferral
Effective Date
Grant Date
Holding Period
Newly Acquired Shares
Participant
Program
Restricted Shares
Shareholder of Record
Voluntary Resignation	1 1 1 1 1 1 1 1 1 1 1 1 2 2 2
3.	Restricted Stock Grant	2

3.1 3.2 3.3	Form of Grant Minimum Number of Newly Acquired Shares Grant Date	2 2 2
4. 5.	Holding Period for the Newly Acquired Shares Lapse of Restrictions/Forfeiture of Restricted Shares	2 3
5.1 5.2 5.3 5.4	End of Holding Period Cease Serving as a Director Completion of Term Forfeiture	3 3 3 3
6. 7.	Dividends Deferral of Award	3 3
7.1 7.2 7.3 7.4	Exchange of Restricted Shares Election to Defer Exchange of Restricted Shares for Restricted Units Date of Deferral	3 3 3 3
8.	Miscellaneous	4
8.1 8.2 8.3 8.4 8.5 8.6 8.7	Administration of the Program Amendment and Termination of Program Successors and Mergers, Consolidations, or Change in Control Gender, Singular and Plural Captions Applicable Law Validity	4 4 4 4 4 4 4

Directors Deposit Share Program (“Program”)

1.  Purpose

To encourage Directors to acquire a larger equity ownership interest in the Corporation to further align their personal interests with the interests of the shareholders of the Corporation, in order to promote share price growth and enhancement of shareholder value.

2.  Definitions

2.1	“Award Date” means that the actual date the participant is given the opportunity to purchase Newly Acquired Shares pursuant to the Program.

2.2	“Award Letter” means the document notifying the Participant of his participation in the Program along with specific terms related to such participation.

2.3	“Acquisition Period” means the time period during which the Participant may acquire shares pursuant to this Program.

2.4	“Committee” means the Nominating Committee of the Board of Directors of Ball Corporation.

2.5	“Change in Control” means "Change in Control" as defined in Section 2.D. of the Ball Corporation 1997 Stock Incentive Plan.

2.6	“Deferral” means the amount of elective deferred Restricted Units deferred by a Participant into the Ball Corporation 2000 Deferred Compensation Company Stock Plan.

2.7	“Effective Date” means January 22, 2003, which is the effective date of the Amended and Restated Directors Deposit Share Program.

2.8	“Grant Date” means the actual date of issuance of the Restricted Shares pursuant to this Program.

2.9	“Holding Period” means the time period beginning during which a Participant is required to retain Newly Acquired Shares in order to have the restrictions lapse on restricted shares.

2.10	“Newly Acquired Shares” means Ball Corporation Common Stock acquired by a Participant during the Acquisition Period.

2.11	“Participant” means any Director, except directors who are employees of the corporation, who is in office at the time he/she receives an Award Letter.

2.12	“Program” means the Amended and Restated Directors Deposit Share Program as set forth in this document and as amended from time-to-time.

2.13	“Restricted Shares” means shares of stock that are issued or transferred to a Participant under this Program pursuant to the Ball Corporation 1997 Stock Incentive Plan or its successor.

2.14	“Shareholder of Record” means the person who holds Ball Corporation Common Stock that is held in an account by the transfer agent and for which dividends are paid by the transfer agent.

2.15	“Voluntary Resignation” means resignation by a Director during a three-year term.

3.  Restricted Stock Grant

3.1	Form of Grant – The grant under this Program shall be a Restricted Stock Grant (“Restricted Share”) pursuant to the Ball Corporation 1997 Stock Incentive Plan or its successor. If, at any time or from time-to-time, during the Acquisition Period or within 45 days thereafter, the Participant provides documentation to the Corporate Secretary’s Department of the Corporation, reasonably satisfactory to the Corporation, of Participant’s acquisition of Newly Acquired Shares during the Acquisition Period, together with a written promise by the Participant to hold the shares for the Holding Period, then the Corporation will grant the Participant one Restricted Share for each Newly Acquired Share, up to the maximum number of Restricted Shares specified in the Participant’s Award Letter.

3.2	Minimum Number of Newly Acquired Shares – The minimum number of Newly Acquired Shares that will be matched by Restricted Shares at one time is 200 shares. The Participant may accumulate purchases of fewer than 200 shares, and when the total number of accumulated shares is equal to or exceeds 200 shares, the Participant may then request that matching Restricted Shares be issued.

3.3	Grant Date – The Restricted Shares will be granted on the 15th of each month provided the documentation required in this Section 3 is received on or before the 5th of that month, otherwise it will granted the following month. If the 15th occurs on a holiday or weekend, the Restricted Shares will be issued on the workday immediately prior to that holiday or weekend.

4.  Holding Period for the Newly Acquired Shares

The Participant must agree that the Newly Acquired Shares will not be sold or transferred during the Holding Period. Except as provided in Sections 5.2 and 5.3, if the Newly Acquired Shares are not retained during the entire Holding Period, Restricted Shares are forfeited. A pledge of Newly Acquired Shares as collateral for any loan during the Holding Period is not considered to be a sale or transfer of the shares for purposes of this Program; however, in the event of default on the loan during the Holding Period, the Newly Acquired Shares will be considered to be sold and the matching Restricted Shares will be forfeited.

5.  Lapse of Restrictions/Forfeiture of Restricted Shares

5.1	End of Holding Period – Restrictions lapse at the end of the Holding Period provided the Participant has not sold or transferred, during the Holding Period, the Newly Acquired Shares for which the Restricted Shares were granted.

5.2	Cease Serving as a Director – Restrictions on Restricted Shares may lapse early when a Participant ceases to serve as a Director of Ball Corporation during the Holding Period for any reason other than Voluntary Resignation.

5.3	Completion of Term – A Director who decides not to stand for reelection or is not reelected for a three-year term will not be determined to have voluntarily resigned; therefore restrictions lapse pursuant to Section 5.2.

5.4	Forfeiture – Restricted Share granted pursuant to this Program shall be forfeited if the Newly Acquired Shares to which the Restricted Shares relate are not retained by the Participant during the Holding Period. In the event of Voluntary Resignation, the Restricted Shares will be forfeited.

6.  Dividends

The Participant also will receive a dividend, if any, payable with respect to the Restricted Shares from the date of grant.

7.  Deferral of Award

7.1	Exchange of Restricted Shares – Participants in the Program will have an opportunity to exchange Restricted Shares granted under this Program for Restricted Units issued under the Ball Corporation 2000 Deferred Compensation Company Stock Plan (the “Deferred Compensation Stock Plan”).

7.2	Election to Defer – In order to exchange shares and utilize the Deferred Stock Plan, the Participant must elect to exchange any Restricted Shares granted under this Program at least one year prior to the lapse of restrictions on such Restricted Shares. The Restricted Units, upon transfer to the Deferred Compensation Stock Plan, will be eligible for a Corporation Matching Contribution.

7.3	Exchange of Restricted Shares for Restricted Units – In the event a Participant elects to undertake such an exchange, the Restricted Shares granted under this Program will be cancelled and an equivalent number of Restricted Units will be issued to the Participant. Lapse of restrictions and the Participant’s rights with respect to such Restricted Units during the Holding Period will be determined under the terms of this Program.

7.4	Date of Deferral – The actual deferral of the Restricted Units will occur when restrictions lapse on the Restricted Units.

8.  Miscellaneous

8.1	Administration of the Program – The Nominating Committee of the Board of Directors shall be the sole administrator of the Program. The Committee shall have full power to formulate additional details and regulations for carrying out this Program. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Program. Any decision or interpretation of any provision of this Program adopted by the Committee shall be final and conclusive.

8.2	Amendment and Termination of Program – The Committee may at any time amend the Program in whole or in part; provided, however, that no amendment shall be effective to affect the Participant’s vested right therein, and, except as provided below, no amendment shall be effective to decrease the future benefits under the Program payable to any Participant or beneficiary with respect to any amount granted or vested prior to the date of the amendment. Written notice of any amendments shall be given promptly to each Participant. No notice shall be required with respect to amendments that are non-material or administrative in nature.

8.3	Successors and Mergers, Consolidations, or Change in Control – The terms and conditions of this Program and Election Form shall enure to the benefit of and bind the Corporation, the Participants, their successors, assignees, and personal representatives. If a Change in Control shall occur then the rights and obligations created hereunder shall be the rights and obligations of the acquirer or successor corporation or entity; provided, however, in the event of a Change in Control, all restrictions on Restricted Shares granted pursuant to Section 3 of this Program shall lapse.

8.4	Gender, Singular and Plural – All pronouns and any variations thereof shall be deemed to refer to the masculine and feminine gender as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

8.5	Captions – The captions to the articles, sections, and paragraphs of this Program are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

8.6	Applicable Law – This Program shall be governed and construed in accordance with the laws of the State of Indiana.

8.7	Validity – In the event any provision of this Program is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Program.